Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF PERSPECTA INC.

The following unaudited pro forma condensed combined financial statements of Perspecta include the unaudited pro forma condensed combined balance sheet as of March 31, 2018, and the unaudited pro forma condensed combined statements of operations for the twelve months then ended, in each case, after giving effect to the Spin-Off and Mergers as described below. Unless otherwise noted, defined terms used shall have the meanings ascribed to them in the Information Statement attached as Exhibit 99.1 to Amendment No. 3 to Perspecta’s Registration Statement on Form 10, filed on April 30, 2018.
USPS reports its results based on a fiscal year basis that ends March 31, and all references to the twelve month pro forma condensed combined statement of operations include the results of operations of USPS for the twelve months ended March 31, 2018. The financial data for "Vencore" includes the combined results of Vencore Holding Corp. and KGS Holding Corp. Vencore reports its results based on a fiscal year basis that ends December 31. The reported results of operations of Vencore for the twelve months ended March 31, 2018, was derived by subtracting the unaudited combined statement of operations data for the three months ended March 31, 2017 from the audited combined statement of operations data for the twelve months ended December 31, 2017, and adding the unaudited combined statement of operations for the three months ended March 31, 2018.
The pro forma condensed combined balance sheet combines the historical combined and condensed balance sheet of USPS as of March 31, 2018, and the historical combined balance sheet of Vencore as of March 31, 2018, giving effect to the Spin-Off, Mergers and other transactions contemplated by the Merger Agreement as if they had been consummated on April 1, 2017.
The historical combined financial statements of USPS have been “carved-out” from the combined and consolidated financial statements of DXC, and reflect assumptions and allocations made by DXC related to purchase price allocation adjustments associated with the strategic combination of CSC and HPES on April 1, 2017. These adjustments are reflected in the historical balance sheet and results of operations for USPS as of and for the year ended March 31, 2018.
USPS’s historical combined financial statements include DXC assets and liabilities that were specifically identifiable or otherwise attributable to USPS, including subsidiaries and affiliates in which DXC had a controlling financial interest or was the primary beneficiary. USPS’s historical combined financial statements include all revenues and costs directly attributable to USPS and an allocation of expenses related to certain DXC corporate functions. The results of operations in the USPS historical combined financial statements do not necessarily include all expenses that would have been incurred by USPS had it been a separate, stand-alone entity. Actual costs that may have been incurred if USPS had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as IT and infrastructure. Consequently, USPS’s historical combined financial statements do not necessarily reflect what USPS’s financial condition and results of operations would have been had USPS operated as a stand-alone company during the periods or as of the dates presented.
The pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Spin-Off and the Mergers, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations of Perspecta.
The pro forma condensed combined financial statements were prepared using the acquisition method of accounting with USPS considered the accounting acquirer of Vencore. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.
The adjustments included in the pro forma condensed combined financial statements are based upon currently available information and assumptions that management of USPS believes to be reasonable. These adjustments and related assumptions are described in the accompanying notes presented on the following pages.
The pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined company would have reported had the Spin-Off and the Mergers been completed as of the dates set forth in the pro forma condensed combined financial statements, and should not be taken as being indicative of the combined company’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare the pro forma financial statements and actual amounts.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2018

(in millions)	Historical USPS as of March 31, 2018	Effect of Spin-Off		Historical Vencore as of March 31, 2018	Reclassifications		Effect of Mergers		Pro Forma Combined as of March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	5A	$86	$—		$109	5A	$195
Receivables, net	354	—		182	—		—		536
Prepaid and other current assets	—	—		20	(20)	4A	—		—
Prepaid expenses	74	—		—	11	4A	—		85
Deferred costs	—	—		21	(21)	4A	—		—
Deferred contract costs and other current assets	21	—		—	30	4A	—		51
Total current assets	449	—		309	—		109		867

Intangible assets, net	897	—		237	2	4A	936	5B	2,072
Goodwill	2,022	—		397	—		694	5C	3,113
Property and equipment, net	290	—		34	(2)	4A	—		322
Deferred income taxes, net	—	—		—	—		—		—
Other assets	21	3	5D	44	—		5	5D	73
Total assets	$3,679	$3		$1,021	$—		$1,744		$6,447

LIABILITIES AND EQUITY
Current liabilities:
Current capital lease liability	160	—		—	1	4A	—		161
Short-term debt and current maturities of long-term debt	—	32	5D	23	—		27	5D	82
Accounts payable	195	—		—	49	4A	—		244
Accounts payable and accrued expenses	—	—		82	(82)	4A	—		—
Accrued payroll and related costs	17	—		63	—		(10)	5E	70
Accrued expenses and other current liabilities	180	12	5F	—	63	4A	(1)	5F	254
Other current liabilities	—	—		40	(37)	4A	(3)	5F	—
Deferred revenue and advance contract payments	53	—		—	6	4A	—		59
Total current liabilities	605	44		208	—		13		870

Non-current capital lease liability	144	—		—	1	4A	—		145
Long-term debt, net of current maturities	—	1,035	5D	946	—		532	5D	2,513
Non-current deferred revenue	7	—		—	—		—		7
Accrued pension and other post-retirement benefits, net of current portion	—	—		102	(102)	4A	—		—
Non-current income tax liabilities and deferred tax liabilities	176	—		—	21	4A	318	5G	515
Other long-term liabilities	18	—		53	80	4A	(7)	5H	144
Total liabilities	950	1,079		1,309	—		856		4,194
Commitments and Contingencies
Stockholders’ equity:
Parent company investment	2,729	(2,729)	5I	—	—		—		—
Preferred stock	—	—		—	—		—		—
Common stock	—	—		—	—		—		—
Additional paid-in-capital	—	2,729	5I	189	—		411	5I	3,329
Accumulated deficit	—	(1,076)	5I	(393)	—		393	5I	(1,076)
Accumulated other comprehensive income (loss)	—	—		(84)	—		84	5I	—
Total stockholders’ equity	2,729	(1,076)		(288)	—		888		2,253
Total liabilities and equity	$3,679	$3		$1,021	$—		$1,744		$6,447

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2018

(in millions, except per share amounts)	Historical USPS for the Year Ended March 31, 2018	Effect of Spin-Off		Historical Vencore for the Twelve Months Ended March 31, 2018	Reclassifications		Effect of Mergers		Pro Forma Combined
Revenues	$2,819	$—		$1,384	$—		$—		$4,203

Costs and expenses:
Costs of services	2,155	—		1,142	(9)	4B	25	6A	3,313
Selling, general and administrative	182	—		106	—		(17)	6B	271
Depreciation and amortization	167	—		30	—		73	6C	270
Restructuring costs	14	—		—	5	4B	—		19
Separation costs	90	(48)	6D	—	—		—		42
Interest expense	12	52	6E	82	—		(6)	6E	140
(Gain) loss on pension plan	—	—		(9)	9	4B	—		—
Debt extinguishment cost	—	—		4	—		—		4
Deferred contract costs	—	—		5	(5)	4B	—		—
Other expense (income), net	—	—		—	1	4B	—		1
Total costs and expenses	2,620	4		1,360	1		75		4,060

Income (loss) before taxes	199	(4)		24	(1)		(75)		143
Income tax benefit	(9)	(1)	6F	(10)	—		(27)	6F	(47)
Equity in net loss of affiliate	—	—		1	(1)	4B	—		—
Net income (loss)	$208	$(3)		$33	$—		$(48)		$190

Earnings per common share:
Basic									$1.15
Diluted									$1.15

Weighted-average common shares:
Basic								6G	165.71
Diluted								6G	165.71

Note 1: Accounting Policies
Acquisition accounting rules require evaluation of certain assumptions and estimates, as well as determination of financial statement classifications that are completed during the measurement period, as defined in current accounting standards in accordance with GAAP. For the purposes of preparing the pro forma financial statements, USPS management has conducted an analysis of the adjustments required to conform Vencore’s historical financial statements to reflect the current USPS accounting policies. At the time of preparing the pro forma financial statements, other than the pension accounting adjustment (further discussed below) and financial statement reclassifications made herein, management is not aware of any other material policy differences or necessary financial statement reclassifications.
As a result of the preliminary analysis, USPS identified the need to conform the accounting policy of Vencore related to pension accounting. USPS recognizes changes in actuarial gains and losses and the changes in fair value of plan assets in earnings at the time of plan re-measurement, typically annually at the end of the fourth quarter of each year, as a component of net periodic benefit expense whereas Vencore amortizes unrecognized actuarial gains and losses over the average remaining service life or, in the case of frozen plans, life expectancy of participants as a component of accumulated other comprehensive loss. In some cases, Vencore amortizes actuarial gains and losses using the corridor approach. See Note 6 for additional information on how this accounting policy difference has been reflected in the pro forma statement of operations.

Note 2: Purchase Price Allocation
The transaction between USPS and Vencore is a merger with USPS representing the accounting acquirer. Purchase consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer. Accordingly, the fair value of the purchase consideration transferred was measured based on the fair value of 14.03% of shares of the combined business, $400 million cash transferred by USPS to the owners of Vencore, The SI Organization Holdings LLC and KGS Holding LLC. Additionally, the approximately $1 billion of cash to be paid to extinguish certain existing Vencore indebtedness was included in the consideration transferred. The consideration transferred was utilized in the preliminary purchase price allocation and calculation of goodwill for inclusion in the pro forma financial statements.
The pro forma balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets acquired and liabilities assumed, with the excess recorded as goodwill. The final purchase price allocation may be different than that reflected in the pro forma preliminary purchase price allocation presented herein, and these differences may be material. The purchase price allocation in these pro forma financial statements is based upon a purchase price of approximately $2 billion. This amount was derived in accordance with the Merger Agreement, as described further below.
The following table represents the preliminary estimate of the purchase price paid in the Mergers, excluding an estimate for any true-up adjustments pursuant to the Merger Agreement (in millions):

Preliminary fair value of equity purchase consideration received by Vencore stockholders (i)	$578
Preliminary fair value of cash purchase consideration received by Vencore stockholders (ii)	400
Preliminary fair value of cash consideration paid by USPS to extinguish certain existing Vencore indebtedness (iii)	994
Consideration transferred	$1,972

(i)	Represents the fair value of consideration received by Vencore stockholders to give them 14.03% ownership in the combined company (23,258,058 shares at $24.86/share).

(ii)	Represents the cash distribution payment made to Vencore stockholders in accordance with the Merger Agreement.

(iii)	Represents cash paid to extinguish certain existing Vencore indebtedness concurrently with the Spin-Off and the Mergers.

The preliminary purchase price is allocated as follows (in millions):

Total current assets	$267
Intangible assets (i)	1,175
Other assets	76
Total assets acquired	1,518

Total current liabilities (ii)	171
Deferred tax liabilities (iii)	339
Other liabilities (iv)	127
Total liabilities assumed	637

Net identifiable assets acquired	881
Goodwill	1,091
Total consideration to be transferred	$1,972

(i)
The identifiable intangible asset fair value estimates are based on a preliminary valuation and may change. The identifiable intangible assets associated with the Mergers consist of program assets and developed technology with an estimated fair value of $1.2 billion. The acquired program assets represent existing programs and contracts of the acquirees (Vencore Holding Corp. and KGS Holding Corp) including various agencies of the U.S. Government. The programs generate future cash flows as the acquirees perform on the contracted programs and win future recompetes under the same program vehicles. The recompete win assumption was accounted for based on a probability of renewal factor. The final valuation may be materially different and may result in the identification of additional intangible assets as more detailed information becomes available.

(ii)
Includes the elimination of approximately $10 million of liability classified class B/B-1 membership interests that were settled as part of the merger consideration transferred. Also includes the repayment of the current portion of certain Vencore indebtedness existing as of March 31, 2018. See Note 3 for further details about the financing adjustments.

(iii)
This balance includes the deferred tax liability resulting from the fair value adjustments for the identifiable intangible assets. This estimate of deferred tax liability was determined based on the book and tax basis differences attributable to the identifiable intangible assets acquired and liabilities assumed based on estimated statutory tax rates during the period of approximately 34%. The tax rate was based upon the jurisdictions in which the combined company expects to operate. The goodwill recognized in the Mergers is not expected to be deductible for income tax purposes. The final deferred tax liability may be materially different as more detailed information will become available after the consummation of the Mergers.

(iv)	Other liabilities includes an adjustment to eliminate $8 million of deferred rent on Vencore’s balance sheet that is not recognized for purchase accounting.
For all other assets acquired and liabilities assumed, as noted above, book value is assumed to approximate the preliminary fair value. The final valuation may be determined to be materially different as more detailed information becomes available. Any change in the above assumptions would result in a corresponding change in goodwill.
See Note 5 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 3: Financing Adjustments
USPS obtained total financing of $2,550 million under "New Credit Facilities", which was comprised of 1) new senior secured term loan credit facilities of $2,500 million, net of $34 million of debt issuance costs (the “New Term Facility”), and 2) a senior secured revolving credit facility in an aggregate principal amount of $600 million, with $50 million drawn, net of $9 million of debt issuance costs (the “New Revolving Credit Facility”). Additionally, USPS repaid certain outstanding indebtedness of Vencore with combined balances of approximately $972 million as of March 31, 2018, funded from a portion of the proceeds of the New Credit Facilities. The New Credit Facilities bear interest at LIBOR plus an applicable margin of 1.625% to 2.250% with maturity dates between three and seven years.
Following the Internal Reorganization, a subsidiary of Perspecta retained approximately $66 million principal of EDS Notes that were not exchanged for DXC Notes pursuant to DXC’s offer to exchange any and all of the outstanding EDS Notes for newly issued DXC Notes (the “EDS Exchange Offer”), which was made pursuant to the terms and conditions set forth in DXC’s prospectus, dated as of January 8, 2018. In connection with the Separation and Distribution Agreement and Merger Agreement, the agreed-upon Perspecta payment was reduced by the amount of the EDS Notes assumed.
The following table presents the debt as a result of the Mergers and other transactions (in millions):

Effects of the Spin-Off:
The New Revolving Credit Facility (i)	$20
The New Term Facility, current (ii)	32
The New Term Facility, long-term (ii)	936
EDS Notes Assumed (iii)	79
Total pro forma Spin-Off adjustments to debt	$1,067

Effects of the Mergers:
The New Revolving Credit Facility (i)	$30
The New Term Facility, current (ii)	50
The New Term Facility, long-term (ii)	1,448
Repayment of existing Vencore indebtedness (iv)	(969)
Total pro forma Mergers adjustments to debt	$559

(i)
Approximately $50 million of the $600 million New Revolving Credit Facility was drawn upon at the closing of the Mergers, and $9 million of estimated debt issuance costs related to the New Revolving Credit facility were capitalized in Other Assets, which represents the approximate amount of costs that market participants would incur to obtain similar financing.

(ii)
A portion of the New Term Facility requires quarterly principal repayments totaling $87 million annually; accordingly, this amount has been presented as current in the pro forma balance sheet, net of $5 million of debt issuance costs. The long-term portion of the New Term Facility is presented net of $29 million of debt issuance costs.

(iii)
Represents EDS Notes held by Enterprise Services LLC, a subsidiary of Perspecta following the Internal Reorganization and $13 million of unamortized premiums resulting from the application of fair value accounting associated with the merger of HPES and CSC.

(iv)
USPS repaid certain historical Vencore outstanding indebtedness of approximately $972 million, inclusive of $23 million of current debt and $3 million of accrued interest. The $972 million balance sheet removal is net of approximately $21 million of capitalized finance costs, and therefore total cash paid to extinguish debt principal was $990 million. Fees incurred to repay the indebtedness were approximately $1 million, and are included as additional consideration transferred in the purchase price.

See Note 5 and Note 6 for additional information on how the adjustments described above have been reflected in the pro forma financial statements.
On May 31, 2018, USPS obtained new interest rate swap agreements with a total notional amount of $1.4 billion, which swap floating-rate debt to fixed-rate debt at an average all-in fixed rate of 2.624%.

Additionally, on May 31, 2018, an amended purchase agreement established a federal government obligor receivables purchase facility (the “MARPA Facility”) that provides for up to $450 million in funding based on the availability of eligible receivables and the satisfaction of certain conditions. The MARPA facility is an off-balance sheet facility. These pro forma statements include the sale of eligible receivables and $5 million of interest expense associated with the MARPA Facility, assuming an average outstanding balance of $136 million of sold receivables (the amount outstanding on May 31, 2018 of sold receivables).

Interest expense for fiscal year 2019 is anticipated to be higher than in fiscal year 2018 as a result of the expected increases in the underlying interest rates of the Credit Facilities and a higher average outstanding balance of MARPA Facility sold receivables.

Note 4: Reclassifications
Certain reclassifications have been made relative to the historical financial statements of Vencore to conform to the financial statement presentation of USPS.

(A)	Vencore Balance Sheet line items were reclassified as follows:

(i)	Prepaid expenses out of “Prepaid and other current assets” and into “Prepaid expenses”;

(ii)	Deferred costs out “Deferred costs” and into “Deferred contract costs and other current assets”;

(iii)	Other current assets out of “Prepaid and other current assets” and into “Deferred contract costs and other current assets”;

(iv)	Software out of “Property and equipment, net” and into “Intangible assets, net”;

(v)	Deferred income tax assets out of “Other assets” and into “Deferred income taxes, net”;

(vi)	Accrued expenses out of “Accounts payable and accrued expenses” and into “Accrued expenses and other current liabilities”;

(vii)	Deferred revenue out of “Other current liabilities” and into “Deferred revenue and advance contract payments”;

(viii)	Non-current deferred tax and other tax liabilities out of “Other long-term liabilities” and into “Non-current income tax liabilities and deferred tax liabilities”;

(ix)	“Accrued Pension and other post-retirement liabilities, net of current portion” was moved into “Other long-term liabilities”;

(x)	Accounts payable out of “Accounts payable and accrued expenses” and into “Accounts payable”;

(xi)	Other current liabilities out of “Other current liabilities” and into “Accrued expenses and other current liabilities”;

(xii)	Current capital lease liability out of “Other current liabilities” and into “Current capital lease liability”; and

(xiii)	Non-current capital lease liability out of “Other long-term liabilities” and into “Non-current capital lease liability.”

(B)	Vencore Statement of Operations line items were reclassified as follows:

(i)	Deferred restructuring costs out of “Deferred contract costs” and into “Restructuring costs”;

(ii)	Pension related expense out of “(Gain) loss on pension plan” and into “Costs of Services”; and

(iii)	“Equity in net losses of affiliate" to “Other expense (income), net.”

Note 5: Pro Forma Balance Sheet Adjustments
The pro forma balance sheet reflects the following adjustments (in millions):

(A)	Cash and cash equivalents were adjusted as follows:

(in millions)	Effect of Spin-Off March 31, 2018	Effect of Mergers March 31, 2018
Transaction costs (i)	$(1)	$(20)
New financing proceeds (ii)	985	1,523
Vencore debt repayment (iii)	—	(994)
Perspecta Payment (iv)	(984)	—
Cash consideration transferred (v)	—	(400)
Total pro forma adjustment to Cash and cash equivalents	$—	$109

(i)	Represents financing and transaction related costs incurred by USPS and Vencore of $1 million and $20 million, respectively, related to the Spin-Off and Mergers.

(ii)
Represents the cash borrowed through the New Term Facility of $2.5 billion and borrowed through the New Revolving Credit Facility of $50 million, net of debt issuance costs of $43 million. See Note 3 for further details of the financing adjustments.

(iii)
Represents repayment of certain historical Vencore outstanding indebtedness of approximately $994 million, as well as fees of approximately $1 million. See Note 3 for further details of the financing adjustments.

(iv)
Represents distribution payment of $984 million from USPS to DXC shareholders prior to the Distribution, which reflects the transaction consideration of $1,050 million less $66 million in principal amount of the EDS Notes that remain outstanding at a subsidiary of Perspecta following the Internal Reorganization.

(v)
Represents purchase consideration of $400 million paid by USPS to the sellers of Vencore. See Note 2 for further details about consideration transferred and purchase price allocation related to the Mergers.

(B)	Intangible assets, net was adjusted for the Mergers as follows:

(in millions)	Effect of Mergers March 31, 2018
Elimination of Vencore historical intangible assets	$(239)
Preliminary fair value of acquisition-related intangible assets (i)	1,175
Total pro forma adjustment to Intangible assets, net	$936

(i)
Of the total net assets acquired, approximately $1.2 billion, is estimated to be the preliminary fair value of identified intangible assets, which consist of program assets and developed technology with preliminary estimated useful lives of 14 and 5 years, respectively. See Note 2 for additional information.

The fair value of identifiable intangible assets is determined primarily using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuation, from the perspective of a market participant, include the estimated future after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. In addition, the discount rate selected is a significant assumption utilized to value the intangible asset, which is based on market participant assumptions for rates of return for similar assets and reflects the risks inherent in the cash flow stream based on the nature of the asset. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.
The estimated fair value for this pro forma presentation of the program assets was measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates, probabilities of renewal for existing contracts and related relationships, contributory asset charges and an appropriate market-based discount rate.
The estimated fair values for this pro forma presentation for the developed technology was measured using the relief from royalty method. The principle behind this method is the value of an intangible is equal to the present value of the after-tax royalty savings attributable to owning the asset. Significant assumptions required for this method are determining an earning measure to estimate a royalty payment stream, selecting an arm’s length royalty rate, the assets’ remaining economic life and pattern of life cycle, and an appropriate market-based discount rate.

(C)	Goodwill associated with the Mergers was adjusted as more fully described in Note 2.

(D)	Short-term debt and current maturities of long-term debt and long-term debt, net of current maturities, were adjusted as described in Note 3.

(E)	Accrued payroll and related costs were adjusted to remove the Vencore liability classified B/B-1 participation interests, as these liabilities were extinguished in connection with the Mergers.

(F)	Accrued expenses and other current liabilities were adjusted as follows:

(in millions)	Effect of Spin-off	Effect of Mergers March 31, 2018
Vencore debt repayment (i)	$—	$(3)
Deferred rent elimination (ii)	—	(1)
EDS Notes consent fees (iii)	12	—
Total pro forma adjustment to Accrued expenses and other current liabilities	$12	$(4)

(i)	Represents the removal of accrued interest paid in accordance with the repayment of certain outstanding Vencore indebtedness. See Note 6 for further details on the financing adjustments recorded.

(ii)	Represents the elimination of deferred rent through the purchase price allocation discussed further in Note 2.

(iii)
Represents a payable from USPS to DXC for the bondholder consent fees paid by DXC in connection with the consent solicitation relating to the EDS Notes, and made in connection with the EDS Exchange Offer, a transaction considered directly attributable to the Spin-Off and Mergers.

(G)
Reflects an adjustment to deferred tax liabilities based on estimated statutory tax rate for fiscal year 2018 of approximately 34%, multiplied by the preliminary fair value adjustments to the identifiable intangible assets.

(H)	Other liabilities includes an adjustment to eliminate deferred rent on Vencore’s balance sheet that is not recognized for purchase accounting.

(I)	Stockholders’ equity was adjusted as follows:

(in millions)	Additional Paid-In Capital	Net Parent Investment	Retained Earnings / (Accumulated Deficit)	Accumulated Other Comprehensive Loss
Effects of the Spin-Off:
Removal of USPS Net parent investment (i)	$2,729	$(2,729)	$—	$—
Assumed EDS Notes (ii)	—	—	(91)	—
Perspecta Payment (iii)	—	—	(984)	—
Transaction costs (vi)	—	—	(1)	—
Total pro forma Spin-Off adjustment	$2,729	$(2,729)	$(1,076)	$—

Effects of the Mergers:
Elimination of total acquiree equity and accumulated other comprehensive loss (iv)	$(189)	$—	$393	$84
Consideration transferred (v)	600	—	(17)	—
Transaction costs (vi)	—	—	17	—
Total pro forma Mergers adjustment	$411	$—	$393	$84

(i)	Represents the net parent investment to be removed as effect of the Spin-Off.

(ii)
Represents adjustment for $79 million (comprising $66 million principal and $13 million of unamortized premiums) of EDS Notes expected to be outstanding at Enterprise Services LLC, a USPS subsidiary following the Internal Reorganization as well as $12 million of payables to DXC assumed for consent fees paid by DXC in connection with the consent solicitation relating to the EDS Notes, and made in connection with the EDS Exchange Offer, prior to the Spin-Off.

(iii)
Reflects the $984 million distribution payment made to DXC prior to the Distribution, which reflects the transaction consideration of $1,050 million less an expected $66 million in principal amount of the EDS Notes that remain outstanding at a subsidiary of Perspecta following the Internal Reorganization.

(iv)	Relates to the elimination of Vencore equity and accumulated other comprehensive loss.

(v)	Relates to additional paid-in-capital recorded for the purchase price allocation purchase consideration calculated as further described in Note 2.

(vi)
Reflects transaction costs related to the Spin-Off and the Mergers, as well as the deferred tax impact of such costs. The actual amount of transaction costs that are deductible for tax purposes is subject to a transaction cost study that will be performed subsequent to the closing of the Mergers.

Note 6: Pro Forma Statement of Operations Adjustments
The pro forma statements of operations reflect the following adjustments (in millions):

(A)	Costs of services was adjusted to conform the pension accounting policy of Vencore to that of USPS, as described in additional detail in Note 1.

(B)	Selling, general and administrative expenses were adjusted as follows:

Effects of the Mergers on the Year Ended March 31, 2018 (Pro Forma)
Remove transaction costs (i)	$(9)
Remove management fees (ii)	(4)
Remove membership interest (iii)	(4)
Total adjustment to Selling, general and administrative expense	$(17)

(i)
Transaction costs represent costs paid to advisers, attorney and other third parties directly related to the Mergers. Accordingly, transaction costs have been eliminated as these costs are directly attributable to the Mergers, but which are not expected to have a continuing impact on results of operations following the consummation of the Spin-Off and the Mergers.

(ii)
Represents removal of annual historical Veritas management fees paid by Vencore that are eliminated as they are not expected to have a continuing impact on the results of operations following the consummation of the Spin-Off and the Mergers.

(iii)
Represents the elimination of the mark-to-market impact of Vencore’s Class B/B-1 membership interests, which are not expected to have a continuing impact on the results of operations following the consummation of the Spin-Off and the Mergers.

(C)	Depreciation and amortization were adjusted to reflect the change in amortization expense associated with acquired intangible assets.
All amortization adjustments related to identifiable definite-lived intangible asset are recorded to Depreciation and amortization. Historical amortization expense recorded in the combined statements of operations of Vencore totaled $18 million for the year ended March 31, 2018. Historical amortization was eliminated and replaced with the estimated amortization expense for the identifiable definite-lived intangible assets of $91 million for the year ended March 31, 2018. The estimated amortization expense was computed using the straight-line method and an estimated useful life of 14 years for the program asset, and 5 years for technology.

(D)
Separation costs include costs arising from the separation of USPS from its parent, DXC, as part of the Spin-off transaction. These costs primarily represent costs paid to third party providers and are eliminated as they are not expected to have a continuing impact on the results of operations following the consummation of the Spin-Off and the Mergers.

(E)
Interest expense was adjusted as a result of the New Term Facility, New Revolving Credit Facility, amended MARPA Facility, EDS Notes assumed and Vencore outstanding debt repayment as further described in Note 3.

(F)	Represents the income tax impact of the pro forma adjustments, using an estimated statutory tax rate of approximately 34% for the year ended March 31, 2018.

(G)
The weighted average common shares outstanding for basic EPS reflects 142,454,277 shares of the combined company issued to DXC shareholders in connection with the Spin-Off, and 23,258,058 shares of the combined company issued to the sellers of Vencore, in accordance with the Merger Agreement.